UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2025

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Avanos Medical, Inc. (the “Company”) is filing an amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2025 for the sole purpose of disclosing the amended terms of Jason M. Pickett’s compensation arrangement with the Company as a result of his appointment as the Company’s Interim Chief Financial Officer and Treasurer.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 18, 2025, Michael C. Greiner announced that he will leave the Company to pursue other opportunities because the Company did not offer him a position comparable to the one he held prior to his role as the Company’s Interim Chief Executive Officer. Mr. Greiner’s departure constitutes a qualifying termination under the terms of the Company’s Severance Pay Plan, as amended (the “Severance Pay Plan”). Mr. Greiner had served as the Company’s Interim Chief Executive Officer from October 28, 2024 until the Company’s appointment of Dave Pacitti as Chief Executive Officer effective April 14, 2025. Prior thereto, he had served as the Company’s Senior Vice President and Chief Financial Officer since 2020 and was appointed to the additional position of Chief Transformation Officer in 2023. While his employment with the Company will terminate immediately, Mr. Greiner has agreed to remain with the Company in a consulting capacity until May 16, 2025.
The Company will pay Mr. Greiner a severance payment of $2,100,000 pursuant to the Company’s Severance Pay Plan. In addition, the Company has agreed to pay Mr. Greiner his prorated bonus for 2025, which will be determined based on the Company’s actual performance against the relevant performance goals and paid in 2026 at the same time the Company pays annual bonuses to its senior executives. Under the Severance Pay Plan, the Company will also pay 100% of Mr. Greiner’s monthly COBRA premiums for a period of six months. Further, during Mr. Greiner’s one-month engagement as a consultant, he will receive consulting fees in the amount of $50,000. In connection with his appointment as Interim Chief Executive Officer, the Company granted Mr. Greiner a special equity award of 44,189 time-based restricted stock units (“TRSUs”) on October 29, 2024 and 10,000 TRSUs on December 3, 2024, with a 12-month vesting schedule (collectively, the “Special Equity Award TRSUs”). Under the terms of the Special Equity Award TRSUs, all of the Special Equity Award TRSUs will vest immediately. All other unvested equity awards held by Mr. Greiner as of April 18, 2025 will terminate immediately. The above-described payments and benefits are conditioned upon: (i) the preparation and execution by the Company and Mr. Greiner of a Separation and Consulting Agreement that is consistent with the above-described terms; (ii) Mr. Greiner’s execution and non-revocation of a general release of claims against the Company for both his employment period and consulting period; and (iii) Mr. Greiner’s continued compliance with the terms of his Confidentiality, Non-Solicitation and Assignment of Business Ideas Agreement with the Company.
On April 14, 2025, the Company entered into an amendment to the Consulting Agreement dated December 2, 2024 by and between the Company and Blueprint Strategy and Management Consulting, LLC, a limited liability company of which Warren J. Machan is the sole member (the “Machan Consulting Agreement”). Pursuant to such amendment: (i) Mr. Machan no longer serves as the Company’s Interim Chief Financial Officer effective April 14, 2025 and will instead serve as a consultant to the Company, providing such services as the Company may reasonably request; (ii) the Machan Consulting Agreement will terminate on April 30, 2025; (iii) the Company will pay Mr. Machan a fixed rate of $60,000 per month through April 30, 2025; and (iv) Mr. Machan will not be entitled to receive the Second Bonus (as that term is defined in the Machan Consulting Agreement). The foregoing description of the amendment to the Machan Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The Company has appointed Jason M. Pickett as Interim Chief Financial Officer and Treasurer, effective April 14, 2025. Mr. Pickett, age 53, joined the Company in 2014 as its Vice President, Tax. He has served as the Company’s Vice President, Tax and Treasurer since 2021. In that position, he is also responsible for the Company’s accounting function. His prior experience includes serving as Vice President – Tax at Exide Technologies. Mr. Pickett, a licensed CPA, has over 30 years of public accounting and public company experience.
Mr. Pickett was not selected pursuant to any arrangement or understanding between him and any other person, and he has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between the Company and Mr. Pickett reportable under Item 404(a) of Regulation S-K.
On April 28, 2025, in connection with his appointment as Interim Chief Financial Officer and Treasurer, Mr. Picket and the Company entered into an amendment to Mr. Pickett’s offer letter dated November 2014. Pursuant to the amended offer letter, during the period he is Interim Chief Financial Officer and Treasurer, Mr. Pickett will receive a salary of $350,000 per year and a stipend of $30,000 per month. In addition, on April 22, 2025, the Company granted Mr. Pickett a special equity award of time-based restricted stock units having a grant date value equal to $200,000, with a twelve-month vesting schedule. All other terms of Mr. Pickett’s original offer letter remain in effect. The foregoing description of the amendment to Mr. Pickett’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits.
    The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Amendment dated April 14, 2025 to Consulting Agreement dated December 2, 2024 by and between Avanos Medical, Inc. and Blueprint Strategy and Management Consulting, LLC
10.2*	Avanos Medical, Inc. Second Amended and Restated Severance Pay Plan, effective November 30, 2020,
10.3*	Amendment Dated April 28, 2025 to Employment Offer Letter for Jason M. Pickett
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Management contracts, compensatory plans or arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	April 28, 2025	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel